UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2012

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact names of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2012, the Board of Directors (the “Board”) of each of L-3 Communications Holdings, Inc. and L-3 Communications Corporation (together, the “Company”) elected Lloyd W. Newton to serve as a director of the Company. The Company expects Mr. Newton to stand for election at the annual meeting of shareholders in April 2013.

Mr. Newton’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors. He will receive the pro rata portion of the annual board member retainer for service on the Board (currently $106,000 per year). Mr. Newton may elect to receive this compensation in cash, the Company’s common stock or a combination thereof. Mr. Newton will also receive the pro rata portion of the Company’s annual board member equity award of restricted stock units (based on a grant date fair value of $120,000 per year).

Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Newton and any other person pursuant to which he was elected as a director. Mr. Newton is not a party to any transaction with the Company that would require disclosure under item 404(a) of Regulation S-K.

L-3 Communications Holdings, Inc. issued a press release on September 11, 2012, announcing the election of Mr. Newton. The press release is attached hereto as Exhibit 99.1.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	Financial Statements and Exhibits

(d)	EXHIBITS

Exhibit Number	Title
99.1	Press Release dated September 11, 2012 announcing the election of Lloyd W. Newton as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Allen E. Danzig

Name:	Allen E. Danzig
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: September 12, 2012

EXHIBIT INDEX

Exhibit Number	Title
99.1	Press Release dated September 11, 2012, announcing the election of Lloyd W. Newton as a director of the Company.